Exhibit 10.1

IPG PHOTONICS CORPORATION
2025 INCENTIVE COMPENSATION PLAN

IPG Photonics Corporation (the “Company”) hereby establishes the IPG Photonics Corporation 2025 Incentive Compensation Plan for the benefit of its eligible Participants for the purposes hereinafter set forth. The Plan permits the award of Stock Options, Restricted Stock, Performance Shares, Performance Units, Stock Units, Cash, and SARs.
1.    DEFINITIONS
The following terms shall have the following meanings unless the context indicates otherwise:
1.1.    “Affiliate” means a corporation that, for purposes of Section 422 of the Code, is a Parent or Subsidiary of the Company within the meaning of Sections 424(e) and 424(f) of the Code.
1.2.    “Award” means a Stock Option, a SAR, a Restricted Stock Award, a Stock Unit, a Performance Share, a Performance Unit, or a Cash Award.
1.3.    “Award Agreement” means an agreement between the Company and a Participant that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award, in addition to those established by the Plan and by the Committee. The Award Agreement may consist of a written notice, a term sheet, and/or an agreement, and may be provided in electronic form. With respect to any Award, the date of the grant of the Award specified by the Committee in a resolution or other writing, duly adopted, and as set forth in the Award Agreement shall be the “Award Date,” provided that such Award Date may not be earlier than the date of the Committee action.
1.4.    “Board” means the Board of Directors of the Company.
1.5.    “Cash Award” means a grant by the Committee to a Participant of an award of cash as described in Section 11 below.
1.6.    “Cause” shall have the same meaning given to such term or similar term in any employment, consulting, or other written agreement between the Participant and the Company, a Group Company, or an Affiliate. If there is no employment, consulting, or other written agreement between the Participant and the Company, a Group Company, or an Affiliate, or if such agreement does not define “Cause” or a similar term, then “Cause” shall have the meaning specified in the Award Agreement; provided, that if the Award Agreement does not so specify, “Cause” shall mean, as determined by the Committee in its sole discretion, the Participant: (i) engages in conduct that causes financial or reputational injury to the Company, a Group Company, or an Affiliate; (ii) engages in any act of dishonesty or misconduct that results in damage to the Company, a Group Company, or an Affiliate, or their business or reputation or that the Committee determines to adversely affect the value, reliability, or performance of the Participant to the Company, a Group Company, or an Affiliate; (iii) refuses or fails to substantially comply with the human resources rules, policies, directions, and/or restrictions relating to harassment and/or discrimination, or with compliance or risk management rules, policies, directions, and/or restrictions of the Company, a Group Company, or an Affiliate; (iv) fails to cooperate with the Company, a Group Company, or an Affiliate in any internal investigation or administrative, regulatory, or judicial proceeding; or (v) continuously fails to perform his or her duties to the Company, a Group Company, or an Affiliate (which may include any sustained and unexcused absence of the Participant from the performance of such duties, which absence has not been certified in writing as due to physical or mental illness or Disability), after a written demand for performance has been delivered to the Participant identifying the manner in which the Participant has failed to substantially perform his or her duties. If any part of the definition of Cause set forth in clauses (i) through (v) above is deemed applicable to a Participant, this shall not preclude or prevent the reliance by the Company or the Committee on any other part of the preceding sentence that also may be applicable. Unless otherwise defined in the Participant’s employment, consulting, or other written agreement, an act or omission is “willful” for this purpose if it was knowingly done, or knowingly omitted to be done, by the Participant not in good faith and without reasonable belief that the act or omission was in the best interest of the Company. In addition, the Participant’s Service will be deemed to have terminated for Cause if, based on facts and circumstances discovered after the Participant’s Service has terminated, the Board determines in reasonable good faith, within one year after the Participant’s Service has terminated, that the Participant committed an act that would have justified a termination for Cause.
1.7.    “Change in Control” means the occurrence of any one or more of the following:
(a)    Any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), including a “group” (as defined in Section 13(d)(3) of the Exchange Act), other than (i) the Company, (ii) any wholly-owned subsidiary of the Company, or (iii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company having fifty percent (50%) or more of the combined voting power of the then-outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business) (the “Company Voting Securities”); provided, however, that the event described in this paragraph (a) shall not be deemed to be a Change in Control by virtue of any underwriter temporarily holding securities pursuant to an offering of such securities;
(b)    During any period of two consecutive years, individuals who at the beginning of any such period constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, unless the election, or the nomination for election by the stockholders of the Company, of each new director of the Company during such period was approved by a vote of at least two-thirds of the Incumbent Directors then still in office;
(c)    As the result of, or in connection with, any cash tender or exchange offer, merger, or other business combination, sale of all or substantially all of the assets, or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then-outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction is held in the aggregate by the holders of the securities of the Company entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or
(d)    The stockholders of the Company approve a plan of complete liquidation of the Company.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than fifty percent (50%) of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, however, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person to more than fifty percent (50%), a Change in Control transaction shall then occur.
1.8.    “Code” means the Internal Revenue Code of 1986, as amended from time to time.
1.9.    “Committee” means (i) the Board or (ii) a committee or subcommittee of the Board appointed by the Board from among its members. The Committee shall initially be the Board’s Compensation Committee. Unless the Board determines otherwise, the Committee shall be comprised solely of not less than two members each of whom shall qualify as a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) (or any successor rule) under the Exchange Act.
1.10.    “Common Stock” means the voting, common stock, $0.0001 par value per share, of the Company.
1.11.    “Company” means IPG Photonics Corporation, a Delaware corporation.

1.12.    “Disability” means the total and permanent disability of a Participant (incurred while in the active Service of the Company, a Group Company, or an Affiliate) based on proof satisfactory to the Committee. Total and permanent disability shall be as defined in the Company’s long-term disability plan, if any, or as otherwise provided by the Company. Notwithstanding the foregoing, for purposes of determining the period of time after termination of Service during which a Participant may exercise an ISO, “Disability” will have the meaning set forth in Section 22(e)(3) of the Code.
1.13.    “Dividend Equivalent Right” means the right to receive an amount equal to the amount of any dividend paid with respect to a share of Common Stock multiplied by the number of shares of Common Stock underlying or with respect to a Stock Unit or a Performance Unit, and which shall be payable in cash, in Common Stock, in the form of Stock Units or Performance Units, or a combination of any or all of the foregoing. Dividend Equivalent Rights on any portion of an Award shall be payable only if, and only to the extent that, the conditions and restrictions relating to such Award have been satisfied or lapse and shall be forfeited if, and to the extent that, such conditions or restrictions are never satisfied or lapse. Notwithstanding anything herein to the contrary, no Dividend Equivalent Rights may be granted with respect to any Stock Options or SARs.
1.14.    “Effective Date” means May 20, 2025, provided that the Company’s stockholders approve the Plan on such date.
1.15.    “Employee” means an employee of the Company or any Affiliate, as described in Treasury Regulation Section 1.421-1(h).
1.16.    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including applicable regulations thereunder.
1.17.    “Exercise Price” means the price at which each share of Common Stock covered by a Stock Option may be purchased.
1.18.    “Fair Market Value” means:
(a)    if the Common Stock is readily tradable on a national securities exchange or other market system, the closing price of the Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date), or
(b)    if the Common Stock is not readily tradable on a national securities exchange or other market system, the value as determined by the reasonable and consistent application of a reasonable valuation method, in good faith by the Board or the Committee, in accordance with Section 409A of the Code and Treasury Regulation Section 1.409A-1(b)(5)(iv) (or any similar or successor provision) thereunder, as the Board or the Committee in its discretion selects and applies on the Award Date, at the time of exercise, or on another date of calculation.
1.19.    “Good Reason” shall have the meaning set forth in Section 12.1.
1.20.    “Group Company” means any business entity deemed by the Board to be a Group Company, including, but not limited to, any business entity that has a significant financial interest in the Company and any business entity in which the Company has a significant financial interest, such entities to be referred to collectively as the “Group Companies.”
1.21.    “Group Employee” means any employee of a Group Company who is not an Employee.
1.22.    “Independent Contractor” means a person (other than a person who is an Employee, Group Employee, or a Nonemployee Director) who renders Services to the Company, a Group Company, or an Affiliate and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act of 1933, as amended.

1.23.    “ISO” means a Stock Option that qualifies as an “incentive stock option” as set forth in Section 422 of the Code, as such section may be in effect from time to time.
1.24.    “Leave of Absence” means any leave of absence approved by the Company.
1.25.    “Nonemployee Director” means a member of the Board who is not an Employee.
1.26.    “Nonqualified Stock Option” means a Stock Option that does not qualify as an ISO.
1.27.    “Parent” means a corporation or any other business entity that directly or indirectly has an ownership interest of fifty percent (50%) or more of the Voting Stock of the Company.
1.28.    “Participant” means any Employee, Group Employee, Nonemployee Director, or Independent Contractor to whom an Award has been granted under the Plan.
1.29.     “Performance Share” means the grant to a Participant under the Plan of an Award of shares of Common Stock, as described in Section 10.1 below.
1.30.    “Performance Unit” means the grant under the Plan to a Participant of an Award of a hypothetical share of Common Stock represented by a notional account that shall be established and maintained (or caused to be established or maintained) by the Company for such Participant, as described in Section 10.2 below.
1.31.    “Plan” means the IPG Photonics 2025 Incentive Compensation Plan.
1.32.    “Prior Plans” means the IPG Photonics 2000 Incentive Compensation Plan, as amended, the IPG Photonics Corporation Non-Employee Directors Stock Plan, as amended, and the IPG Photonics Corporation 2006 Incentive Compensation Plan, as amended and restated effective May 23, 2023.
1.33.    “Recapitalization” means any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, or other change affecting the Company’s outstanding shares of capital stock as a class without the Company’s receipt of consideration.
1.34.    “Reorganization” means any of the following: (a) a merger or consolidation in which the Company is not the surviving entity; (b) a sale, transfer, or other disposition of all or substantially all of the Company’s assets; (c) a reverse merger in which the Company is the surviving entity but in which the Company’s outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger; or (d) any transaction effected primarily to change the state in which the Company is incorporated or to create a holding company structure.
1.35.    “Restricted Stock Award” means a grant under the Plan to a Participant of an Award of shares of Common Stock, as described in Section 9.1 below.
1.36.    “Stock Appreciation Right” or “SAR” means a grant under the Plan to a Participant of a contingent right to receive Common Stock or cash, as specified in the Award Agreement, in the future, based on the value, or the appreciation in the value, of Common Stock, as described in Section 8 below.
1.37.    “Service” means the provision of services to the Company, a Group Company, or an Affiliate in the capacity of (i) an Employee, (ii) a Group Employee, (iii) a Nonemployee Director, or (iv) an Independent Contractor.
1.38.    “Stock Option” means a grant under the Plan to a Participant of an option or right to purchase a specified number of shares of Common Stock at a specified price, as described in Section 7 below.
1.39.    “Stock Unit” means a grant under the Plan to a Participant of an Award of a hypothetical share of Common Stock represented by a notional account established and maintained (or caused to be established or maintained) by the Company for such Participant, as described in Section 9.3 below.

1.40.    “Substitute Award” shall have the meaning set forth in Section 5.1(c) below.
1.41.    “Subsidiary” means a corporation of which the Company directly or indirectly owns fifty percent (50%) or more of the Voting Stock or any other business entity in which the Company directly or indirectly has an ownership interest of fifty percent (50%) or more.
1.42.    “Treasury Regulations” means the regulations promulgated under the Code by the United States Department of the Treasury, as amended from time to time.
1.43.    “Vest” means:
(a)    with respect to Stock Options and SARs, when the Stock Option or SAR (or a portion of such Stock Option or SAR) first becomes exercisable and remains exercisable subject to the terms and conditions of such Stock Option or SAR; or
(b)    with respect to Awards other than Stock Options and SARs, when the Participant has:
(i)    an unrestricted right, title, and interest to receive the compensation (whether payable in Common Stock, cash, or a combination of both) attributable to an Award (or a portion of such Award) or to otherwise enjoy the benefits underlying such Award; and
(ii)    a right to transfer an Award subject to no Company-imposed restrictions or limitations other than restrictions and/or limitations imposed by Section 13 below.
1.44.    “Vesting Date” means the date or dates on which an Award Vests, at which time the Award shall be deemed “Vested.” Stock Options, SARs, Restricted Stock Awards, Stock Units, Performance Shares, Performance Units, and other equity-based Awards under the Plan shall have a minimum required vesting period of one year, except that up to five percent (5%) of the Common Stock reserved for issuance under the Plan may be granted to Participants without regard to any minimum vesting periods and nothing herein shall limit the Committee’s authority to provide for the accelerated vesting of Awards in the terms of an Award Agreement or as permitted by Section 4.3(g) below. In addition, notwithstanding the foregoing, the vesting of annual Awards to Non-Employee Directors that are made in connection with the Company’s annual meeting of stockholders will be deemed to satisfy the one-year minimum vesting requirement to the extent the Awards Vest on the date of the Company’s next annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting.
1.45.    “Voting Stock” means the capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.
2.    PURPOSE AND TERM OF PLAN
2.1.    Purpose. The purpose of the Plan is to motivate certain Employees, Group Employees, Nonemployee Directors, and Independent Contractors to put forth maximum efforts toward the growth, profitability, and success of the Company, Group Companies, and Affiliates by providing incentives to such Employees, Group Employees, Nonemployee Directors, and Independent Contractors through cash payments and/or through the ownership and performance of the Common Stock. In addition, the Plan is intended to provide incentives that will attract and retain highly qualified individuals as Employees, Group Employees, Nonemployee Directors, and Independent Contractors and to assist in aligning the interests of such Employees, Group Employees, Nonemployee Directors, and Independent Contractors with those of the Company’s stockholders.
2.2.    Term. The Plan shall be effective as of the Effective Date. The Plan shall terminate on the 10th anniversary of the Effective Date, unless sooner terminated by the Board under Section 16.1 below, and no Awards may be granted under the Plan after its termination.

3.    ELIGIBILITY AND PARTICIPATION
3.1.    Eligibility. All Employees, Group Employees, Nonemployee Directors, and Independent Contractors shall be eligible to participate in the Plan and to receive Awards.
3.2.    Participation. Participants shall consist of such Employees, Group Employees, Nonemployee Directors, and Independent Contractors as the Committee or its delegate in its sole discretion designates to receive Awards under the Plan. Awards under the Plan shall be made on a one-time basis for Participants and designation of a Participant in any year shall not require the Committee or its delegate to designate such person or entity to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year. The Committee or its delegate shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.
4.    ADMINISTRATION
4.1.    Responsibility. The Committee will administer the Plan. The Committee shall have the responsibility, in its sole discretion, to control, operate, manage, and administer the Plan in accordance with its terms.
4.2.    Award Agreement. Each Award granted under the Plan shall be evidenced by an Award Agreement; provided, however, that in the event of any conflict between a provision of the Plan and any provision of an Award Agreement, the provision of the Plan shall prevail.
4.3.    Authority of the Committee. The Committee shall have all the discretionary authority that may be necessary or desirable to enable it to discharge its responsibilities with respect to the Plan, including but not limited to the following:
(a)    to determine eligibility for participation in the Plan;
(b)    to determine eligibility for and the type and size of an Award granted under the Plan;
(c)    to supply any omission, correct any defect, interpret any provision, or reconcile any inconsistency in the Plan, any Award Agreement in connection with an Award, and any other agreement or document executed pursuant to the Plan, in such manner and to such extent as it shall deem appropriate in its sole discretion to carry the same into effect;
(d)    to issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it, from time to time, deems proper;
(e)    to make rules for carrying out and administering the Plan and make changes in such rules as it, from time to time, deems proper;
(f)    to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations;
(g)    to accelerate or, with the consent of the Participant, defer the Vesting of any Award when such action or actions would be in the best interest of the Company, subject to the limitations of Section 409A of the Code; and
(h)    to take any and all other actions it deems necessary or desirable for the proper operation or administration of the Plan.
Notwithstanding the foregoing, in no event will the Committee be permitted to, without the approval of the stockholders of the Company, (i) reduce the Exercise Price of any outstanding Stock Option or SAR, (ii) exchange or replace an outstanding Stock Option or SAR with a new Stock Option or SAR with a lower Exercise Price, except pursuant to Section 5.2, (iii) cancel a Stock Option or SAR in exchange for cash or other Awards, or (iv) take any other action with respect to a Stock Option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Common Stock is listed.
4.4.    Delegation of Authority. Subject to applicable law, the Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable; provided, however, that any such delegation shall be in writing. In addition, the Committee, or any person to whom it has delegated duties under this Section 4.4, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant, or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the Affiliate or Group Company whose employees have benefited from the Plan, as determined by the Committee. Subject to applicable law, the Board or the Committee may delegate authority to the Company’s Chief Executive Officer to grant specified numbers of Awards (as determined by the Board or the Committee from time to time and during such time periods determined by the Board or the Committee) to existing or prospective Employees (other than those individuals who are subject to Section 16(a) of the Exchange Act at the time of the grant or whose annual and long-term compensation is otherwise included within the express responsibility of the Committee to discharge under the applicable committee charter) as the Chief Executive Officer determines appropriate without further action of the Board or the Committee, but subject to rules and guidelines established by the Board or the Committee.
4.5.    Determinations and Interpretations by the Committee. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants and their heirs, successors, and legal representatives.
4.6.    Liability. No member of the Board, no member of the Committee, and no Employee or Group Employee shall be liable for any act or failure to act hereunder, except in circumstances involving such person’s bad faith, gross negligence, or willful misconduct, or for any act or failure to act hereunder by any other member or Employee or by any agent to whom duties in connection with the administration of the Plan have been delegated.
4.7.    Indemnification. Each person who is or has been a member of the Committee or the Board, and any individual or individuals to whom the Board or the Committee has delegated authority under this Section 4, will be indemnified and held harmless by the Company, the Group Companies, and Affiliates from and against any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or as a result of any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken, or failure to act, under the Plan, except in circumstances involving such person’s bad faith, gross negligence, or willful misconduct. Each such person will also be indemnified and held harmless by the Company, the Group Companies, and Affiliates from and against any and all amounts paid by such person in a settlement approved by the Company, or paid by such person in satisfaction of any judgment, of or in a claim, action, suit, or proceeding against such person and described in the previous sentence, so long as such person gives the Company an opportunity, at its own expense, to handle and defend the claim, action, suit, or proceeding before such person undertakes to handle and defend it. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which a person who is or has been a member of the Committee or the Board may be entitled under the Articles of Incorporation or By-Laws of the Company, any Group Company, or any Affiliate, as a matter of law, agreement, or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.
5.    SHARES SUBJECT TO PLAN
5.1.    Available Shares. Subject to any adjustments made in accordance with Section 5.2 below, the aggregate number of shares of Common Stock that shall be available under the Plan during its term shall be 2,100,000 shares of Common Stock, less one share of Common Stock for every share of Common Stock subject to an award granted under the Prior Plans after March 10, 2025. Such shares of Common Stock may be either authorized but unissued shares of Common Stock, shares of issued Common Stock held in the Company’s treasury, or a combination of both, at the discretion of the Company. Except as otherwise provided in this Section 5.1, any shares of Common Stock underlying an Award under the Plan or the Prior Plans that expires without being exercised, or is forfeited, cancelled or otherwise terminated without a distribution to a Participant of Common Stock, cash, or other benefit in lieu of Common Stock and any shares of Common Stock that are withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations with respect to Awards other than Stock Options or SARs granted under the Plan or Prior Plans, shall again be available under the Plan. In applying the immediately preceding sentence, (i) shares of Common Stock tendered by Participants as full or partial payment of the Exercise Price to the Company upon exercise of Stock Options granted under the Plan or Prior Plans shall not again be available for issuance under the Plan, (ii) shares of Common Stock repurchased on the open market with the proceeds of the Exercise Price of a Stock Option shall not again be available for issuance under the Plan, (iii) if any share-settled SARs are exercised, the aggregate number of shares subject to such SARs shall be deemed issued under the Plan or Prior Plans and shall not again be available for issuance under the Plan, (iv) if any Stock Options are exercised through a reduction of shares subject to the Award (i.e., “net exercised”), the aggregate number of shares subject to such Stock Option shall be deemed issued under the Plan or Prior Plans and shall not again be available for issuance under the Plan, and (v) if any shares are withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations with respect to any Stock Options or SARs granted under the Plan or Prior Plans, such shares shall be deemed issued under the Plan and shall not again be available for issuance under the Plan. Awards that are payable only in cash are not subject to this Section 5.1.
(a)    The maximum number of shares of Common Stock that may be issued to Participants in the aggregate under the Plan as ISOs is 2,100,000.
(b)    Notwithstanding the foregoing, Awards granted through the assumption of, or in substitution or exchange for, similar awards previously granted by an entity directly or indirectly acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines (“Substitute Awards”), shall not be counted for purposes of applying the above limitation on the number of shares available for Awards under the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares available for Awards of ISOs under the Plan as set forth in Section 5.1(a). Subject to applicable stock exchange requirements, available shares under a stockholder approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for issuance under the Plan (and shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in this Section 5.1); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.
5.2.    Adjustment to Shares. If there is any change in the Common Stock of the Company, through merger, consolidation, Reorganization, Recapitalization, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure or distribution (other than ordinary cash dividends or, as determined by the Committee, special cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Award so that each such Award shall thereafter be with respect to or exercisable for such securities, cash, and/or other property as would have been received in respect of the Common Stock subject to such Award had such Award been paid, distributed, or exercised in full immediately prior to such change or distribution. Such adjustment shall be made successively each time any such change or distribution occurs. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of Participants’ rights under the Plan, the Committee shall have the authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Awards, the Exercise Price applicable to outstanding Stock Options and SARS, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Awards. Appropriate adjustments may also be made by the Committee to the terms of any Awards granted under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance goals and changes in the length of performance periods. In addition, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding anything contained in the Plan to the contrary, any adjustment with respect to a Stock Option or SAR due to a change or distribution described in this Section 5.2 shall comply with the rules of Section 409A of the Code and any adjustment with respect to an ISO due to a change or distribution described in this Section 5.2 shall comply with the rules of Section 424(a) of the Code, and in no event shall any adjustment be made that would render any ISO granted hereunder to be disqualified as an incentive stock option for purposes of Code Section 422.
6.    MAXIMUM INDIVIDUAL AWARDS
6.1.    Nonemployee Director Award Limit. Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding non-employee director compensation, the sum of the grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all equity-based Awards and the maximum amount that may become payable pursuant to all cash-based Awards that may be granted to a Participant as compensation for services as a Non-Employee Director during any calendar year shall not exceed $1,200,000. For the avoidance of doubt, compensation shall be counted towards this limit for the year in which it is earned (and not when it is paid or settled in the event that it is deferred).
7.    STOCK OPTIONS
7.1.    In General. The Committee may, in its sole discretion, grant Stock Options to Employees, Group Employees, Nonemployee Directors, and/or Independent Contractors. The Committee shall, in its sole discretion, determine the Employees, Group Employees, Nonemployee Directors, and Independent Contractors who will receive Stock Options and the number of shares of Common Stock underlying each Stock Option. With respect to Employees who become Participants, the Committee may grant such Participants ISOs or Nonqualified Stock Options or a combination of both. With respect to Group Employees, Nonemployee Directors, and Independent Contractors who become Participants, the Committee may grant such Participants only Nonqualified Stock Options. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time and set forth in the Award Agreement. In addition, each Stock Option shall be subject to the terms and conditions set forth in Sections 7.2 through 7.9 below.
7.2.    Exercise Price. The Committee shall specify the Exercise Price of each Stock Option in the Award Agreement; provided, however, that the Exercise Price of a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the applicable Award Date.
7.3.    Term of Stock Option. The Committee shall specify the term of each Stock Option in the Award Agreement; provided, however, that no Stock Option shall be exercisable after the 10th anniversary of the applicable Award Date. Each Stock Option shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall, in its sole discretion, set forth in the Award Agreement on the Award Date.
7.4.    Vesting Date. The Committee shall specify in the Award Agreement the Vesting Date(s) or other requirements to Vest for each Stock Option. The Vesting of a Stock Option may be subject to such other terms and conditions as determined by the Committee and set forth in the Award Agreement.

7.5.    Exercise of Stock Options. The Stock Option Exercise Price may be paid in cash or, in the sole discretion of the Committee, by delivery to the Company of shares of Common Stock then owned by the Participant, or by the Company’s withholding a portion of the shares of Common Stock for which the Stock Option is exercisable, or by a combination of these methods. If the Common Stock is readily tradable on a national securities exchange or other market system, payment may also be made by delivering a properly executed exercise notice to the Company and delivering a copy of irrevocable instructions to a broker directing the broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the Exercise Price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the Exercise Price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the delivery to the Company of shares of Common Stock then owned by the Participant, providing the Company with a notarized statement attesting to the number of shares owned by the Participant, where, upon verification by the Company, the Company would issue to the Participant only the number of incremental shares to which the Participant is entitled upon exercise of the Stock Option. In determining which methods a Participant may utilize to pay the Exercise Price, the Committee may consider such factors as it determines are appropriate; provided, however, that with respect to ISOs, all such discretionary determinations shall be made by the Committee at the time of grant and shall be specified in the Award Agreement.
7.6.    Restrictions Relating to ISOs. ISOs may be granted only to Participants who are employees (as described in Treasury Regulation Section 1.421-1(h)) of the Company or of any “Parent Corporation” (as defined in Section 424(e) of the Code) or of any “Subsidiary Corporation” (as defined in Section 424(f) of the Code) on the Award Date. The aggregate market value (determined as of the time the ISO is granted) of the Common Stock with respect to which ISOs (under all option plans of the Company and of any Parent Corporation and of any Subsidiary Corporation) are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 or such other limit is imposed by the Code. For purposes of the preceding sentence, ISOs shall be taken into account in the order in which they are granted. ISOs shall not be transferable by the Participant other than by will or the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by such Participant. The Committee shall not grant ISOs to any Employee who, at the time the ISO is granted, owns stock possessing (after the application of the attribution rules of Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent Corporation or of any Subsidiary Corporation unless (i) the Exercise Price of the ISO is not less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the Award Date and (ii) the exercise of such ISO is prohibited by its terms after the fifth (5th) anniversary of the ISO’s Award Date.
7.7.    Conversion Stock Options. The Committee may, in its sole discretion, grant a Stock Option to any holder of an option (hereinafter referred to as an “Original Option”) to purchase shares of stock of any corporation:
(a)    the stock or assets of which were acquired, directly or indirectly, by the Company, an Affiliate, or a Group Company, or
(b)    which was merged with and into the Company, an Affiliate, or a Group Company, so that the Original Option is converted into a Stock Option (hereinafter referred to as a “Conversion Stock Option”); provided, however, that such Conversion Stock Option as of the Award Date (the “Conversion Stock Option Grant Date”) shall have the same economic value as the Original Option as of the Conversion Stock Option Grant Date and such conversion shall be done in accordance with Section 409A of the Code. In addition, unless the Committee in its sole discretion determines otherwise, a Conversion Stock Option that is converting an Original Option intended to qualify as an ISO shall have the same terms and conditions as applicable to the Original Option in accordance with Section 424 of the Code and the Treasury Regulations thereunder so that the conversion (x) is treated as the issuance or assumption of a stock option under Section 424(a) of the Code and (y) is not treated as a modification, extension, or renewal of a stock option under Section 424(h) of the Code.

8.    SARS
8.1.    In General. The Committee may, in its sole discretion, grant SARs to Employees, Group Employees, Nonemployee Directors, and/or Independent Contractors. A SAR is a right to receive a payment in cash, Common Stock, or a combination of both, in an amount equal to the excess of (x) the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over (y) the Fair Market Value of such shares of Common Stock on the Award Date, all as determined and set forth in the Award Agreement by the Committee; provided, however, that if a SAR is granted retroactively in tandem with or in substitution for a Stock Option, the designated Fair Market Value of the Common Stock in the Award Agreement may be the Fair Market Value of the Common Stock on the Award Date of the Stock Option. Each SAR shall be subject to the terms of the Plan and the applicable Award Agreement, which may include the Vesting Date, an expiration date, and a provision that automatically converts a SAR into a Stock Option on a conversion date specified at the time of grant. In no event shall a SAR be exercisable after the 10th anniversary of the Award Date of such SAR.
9.    RESTRICTED STOCK AWARDS AND STOCK UNITS
9.1.    Restricted Stock Awards. The Committee may, in its sole discretion, grant Restricted Stock Awards to Employees, Group Employees, Nonemployee Directors, and/or Independent Contractors as additional compensation or in lieu of other compensation for Services to the Company, a Group Company, or an Affiliate. A Restricted Stock Award shall consist of shares of Common Stock that are subject to such terms and conditions as the Committee in its sole discretion determines appropriate and sets forth in the Award Agreement including, without limitation, restrictions on the sale or other disposition of such shares, the Vesting Date(s) with respect to such shares, and the right of the Company to reacquire such shares for no consideration upon termination of the Participant’s Service within specified periods.
9.2.    Stock Certificates. Except as otherwise provided in this Section 9.2, the Company will issue each Participant entitled to receive shares of Common Stock under the Plan a certificate for such shares. Such certificate will be registered in the name of the Participant and will bear an appropriate legend reciting the terms, conditions, and restrictions, if any, applicable to the Common Stock. Each certificate will be subject to appropriate stop-transfer orders. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange or market system. If the issuance of shares under the Plan is effected on a non-certificated basis, the issuance of shares to a Participant will be reflected by crediting (by means of a book entry) the applicable number of shares of Common Stock to an account maintained by the Company in the name of such Participant, which account may be an account maintained by the Company for such Participant under any dividend reinvestment program offered by the Company. The Committee may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Restricted Stock delivered under the Plan be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Vesting conditions expire or until restrictions thereon otherwise lapse, and may require, as a condition of any receipt of Restricted Stock, that the recipient deliver a stock power endorsed in blank relating to the Restricted Stock. Certificates for shares of unrestricted Common Stock may be delivered to the Participant after, and only after, the Vesting conditions have expired without forfeiture in respect of such shares of Restricted Stock.
9.3.    Stock Units. The Committee may, in its sole discretion, grant Stock Units to Employees, Group Employees, Nonemployee Directors, and Independent Contractors as additional compensation or in lieu of other compensation for Services to the Company, a Group Company, or an Affiliate. Stock Units shall be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate and sets forth in the Award Agreement including, without limitation, the Vesting Date(s) with respect to such Stock Units and the criteria for the Vesting of such Stock Units. Subject to Section 9.4, a Stock Unit shall provide for payment in shares of Common Stock at such time or times as the Award Agreement specifies.

9.4.    Payout of Stock Units. Subject to a Participant’s election to defer in accordance with Section 17.4 below, as soon as reasonably practicable following the Vesting Date of a Stock Unit, the shares of Common Stock representing the Stock Unit shall be distributed to the Participant, unless the Committee, in its sole discretion, provides for the payment of the Stock Unit in cash (or partly in cash and partly in shares of Common Stock) equal to the value of the shares of Common Stock which would otherwise be distributed to the Participant.
9.5.    Voting Rights; Dividends and Dividend Equivalents. A Participant shall have the right to vote unvested shares of Common Stock subject to a Restricted Award Agreement issued to the Participant under the Plan. The Participant shall not have the right to vote the shares of Common Stock subject to a Stock Unit until that Award Vests and shares of Common Stock are actually issued thereunder. Dividend Equivalent Rights may be credited, either in cash or in actual shares of Common Stock, on Stock Units, subject to such terms and conditions as the Committee deems appropriate, provided that any applicable dividend and dividend equivalent amounts with respect to any un-Vested Awards may be accrued but shall not be paid to a Participant until, and only to the extent that, the conditions or restrictions relating to such Awards have been satisfied or lapse and shall be forfeited if, and to the extent that, such conditions or restrictions are never satisfied or lapse.
10.    PERFORMANCE SHARES AND PERFORMANCE UNITS
10.1.    Performance Shares. The Committee may, in its sole discretion, grant Performance Shares to Employees, Group Employees, Nonemployee Directors, and/or Independent Contractors as additional compensation or in lieu of other compensation for Services to the Company, a Group Company, or an Affiliate. A Performance Share shall consist of a share or shares of Common Stock that are subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate and sets forth in the Award Agreement including, without limitation, performance goal or goals that, depending on the extent to which such goals are met, will determine the number and/or value of the Performance Shares that will be eligible to Vest and any other Vesting criteria.
10.2.    Performance Units. The Committee may, in its sole discretion, grant Performance Units to Employees, Group Employees, Nonemployee Directors, and/or Independent Contractors as additional compensation or in lieu of other compensation for Services to the Company, a Group Company, or an Affiliate. Performance Units shall be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate and sets forth in the Award Agreement including, without limitation, performance goal or goals that, depending on the extent to which such goals are met, will determine the number and/or value of the Performance Units that will be eligible to Vest and any other Vesting criteria.
10.3.    Adjustment of Performance Goals. The Committee shall have the authority at any time to adjust, as it deems necessary or desirable, the performance goals for any outstanding Performance Shares or Performance Units unless, at the time of establishment of such performance goals, the Committee precludes its authority to make such adjustments.
10.4.    Payout of Performance Stock Units. Subject to a Participant’s election to defer in accordance with Section 17.4 below, as soon as reasonably practicable following the Vesting Date of a Performance Stock Unit, the shares of Common Stock representing the Performance Stock Unit shall be distributed to the Participant, unless the Committee, in its sole discretion, provides for the payment of the Performance Stock Unit in cash (or partly in cash and partly in shares of Common Stock) equal to the value of the shares of Common Stock which would otherwise be distributed to the Participant.
10.4.    Voting Rights; Dividends and Dividend Equivalents. A Participant shall have the right to vote un-Vested shares of Common Stock subject to a Performance Share Award issued to the Participant under the Plan. The Participant shall not have the right to vote the shares of Common Stock subject to a Performance Unit until that Award Vests and shares of Common Stock are actually issued thereunder. Dividend Equivalent Rights may be credited, either in cash or in actual shares of Common Stock, on Performance Units, subject to such terms and conditions as the Plan Administrator may deem appropriate, provided that any applicable dividend and dividend equivalent amounts with respect to any un-Vested Awards may be accrued but shall not be paid to a Participant until, and only to the extent that, the conditions or restrictions relating to such Awards have been satisfied or lapse and shall be forfeited if, and to the extent that, such conditions or restrictions are never satisfied or lapse.
11.    CASH AWARDS
The Committee may, in its sole discretion, grant Cash Awards to Employees, Group Employees, Nonemployee Directors, and/or Independent Contractors as additional compensation or in lieu of other compensation for Services to the Company, a Group Company, or an Affiliate. A Cash Award shall be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate and sets forth in the Award Agreement including, without limitation, determining the Vesting Date(s) with respect to such Cash Award, the criteria for the Vesting of such Cash Award, and the right of the Company to require the Participant to repay the Cash Award (with or without interest) upon termination of the Participant’s Service within specified periods.
12.    CHANGE IN CONTROL
12.1.    Accelerated Vesting Upon Termination of Service. Unless the terms of an Award Agreement expressly provide otherwise, if there is a Change in Control of the Company, and, within two years following the Change in Control, the Company terminates a Participant’s Service other than for Cause or the Participant terminates Service for Good Reason, any outstanding Awards held by the Participant shall Vest upon such termination of Service. For this purpose, “Good Reason” will have the same meaning as such term or similar term set forth in any employment, consulting, severance, or other written agreement between the Participant and the Company, a Group Company, or an Affiliate. If there is no employment, consulting, or other written agreement between the Company, a Group Company, or an Affiliate and the Participant or if such agreement does not define “Good Reason” or such similar term, then “Good Reason” will have the meaning specified in the Award Agreement; provided, that if the Award Agreement does not so specify, “Good Reason” will mean, as determined by the Committee in its sole discretion and solely with respect to this Plan and any Award made hereunder, the occurrence of any of the following events without the Participant’s express written consent:
(a)    The material reduction of the Participant’s authorities, duties, and position with the Company;
(b)    A reduction by the Company of the Participant’s base compensation by more than fifteen percent (15%), other than a reduction approved by the Board that similarly applies to all similarly situated employees of the Company; or
(c)    A change by the Company in the offices of the Participant to a place that is more than fifty (50) miles in distance farther from the then-current offices of the Participant.
The Participant must provide notice to the Company of the existence of one or more of the foregoing conditions within ninety (90) calendar days of the initial existence of the condition, upon the notice of which the Company will have thirty (30) calendar days during which it may remedy the condition and not be required to Vest the Awards. For a Participant’s termination of Service to be on account of “Good Reason,” it must occur within one hundred eighty (180) calendar days following the initial existence of the applicable condition.
12.2.    Cashout. The Committee, in its sole discretion, may determine that, upon the occurrence of a Change in Control of the Company, all or a portion of certain outstanding Awards shall terminate within a specified number of days after notice to the holders, and each such holder shall receive an amount equal to the value of such Award on the date of the Change in Control, and with respect to each share of Common Stock subject to a Stock Option or SAR, an amount equal to the excess, if any, of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control of the Company over the Exercise Price per share of such Stock Option or SAR. Such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its sole discretion, shall determine.

12.3.    Assumption or Substitution of Awards. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its sole discretion, provide that an Award may be assumed by any entity that acquires control of the Company or may be substituted by a similar award under such entity’s compensation plans. If any entity that acquires control of the Company does not agree to assume outstanding Awards upon a Change in Control or replace such Awards with awards that preserve the existing value of the Award at the time of the Change in Control and provide for subsequent payout in accordance with the same (or a more favorable) Vesting schedule applicable to the original Awards, then, at the time of the Change in Control, (i) all outstanding Stock Options and SARs shall become immediately Vested and exercisable; (ii) all restrictions on Restricted Stock Awards and Stock Units shall immediately lapse; (iii) all performance goals other than with respect to performance-based Cash Awards shall be deemed achieved at target levels and all other terms and conditions met; (iv) all performance-based Cash Awards shall be paid out at target levels (or earned levels, if greater) and all other terms and conditions deemed met; and (v) all Performance Shares shall be deemed Vested, and all Cash Awards, Performance Units, and Stock Units shall be paid out as promptly as practicable.
13.    TERMINATION OF SERVICE
13.1.    Termination of Service Due to Death or Disability. Unless the terms of an Award Agreement expressly provide otherwise, if a Participant’s Service is terminated due to death all non-Vested portions of Awards held by the Participant on the date of the Participant’s death shall immediately Vest.
Unless the terms of an Award Agreement expressly provide otherwise, if a Participant’s Service is terminated due to death or Disability, all Vested portions of Stock Options and SARs held by the Participant on the date of the Participant’s death or Disability shall remain exercisable until the earlier of:
(i)    the end of the 12-month period following the date of the Participant’s death or Disability, or
(ii)    the date the Stock Option or SAR would otherwise expire.
13.2.    Termination of Service for Cause. Unless the terms of an Award Agreement expressly provide otherwise, if a Participant’s Service is terminated by the Company, a Group Company, or an Affiliate, as the case may be, for Cause, all Awards held by the Participant on the date of the termination of Service, whether Vested or non-Vested, shall immediately be forfeited by the Participant as of such date. A Participant’s Service shall be deemed to have terminated for Cause if, based on facts and circumstances are discovered after the Participant’s Service has terminated, the Board determines in reasonable good faith, within one year after the Participant’s Service has terminated, that the Participant committed an act that would have justified a termination for Cause.
13.3.    Other Terminations of Service. Unless the terms of an Award Agreement expressly provide otherwise, if a Participant’s Service is terminated for any reason other than for Cause and other than due to death or Disability:
(a)    all non-Vested portions of Awards held by the Participant on the date of the termination of such Participant’s Service shall immediately be forfeited by such Participant as of such date; and
(b)    all Vested portions of Stock Options and/or SARs held by the Participant on the date of the termination of such Participant’s Service shall remain exercisable until the earlier of (i) the end of the ninety (90) calendar day period following the date of the termination of the Participant’s Service or (ii) the date the Stock Option or SAR would otherwise expire.
Notwithstanding the foregoing, the Vesting, expiration, and forfeiture of any Stock Options and/or SARs awarded to an Independent Contractor shall be governed by the terms of the written Award Agreement.
13.4.    Leave of Absence. A Participant shall not cease to be an Employee for purposes of this Plan solely on account of a Leave of Absence. For purposes of ISOs, no such leave may exceed ninety (90) calendar days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the one hundred eighty-first (181st) calendar day of such leave any ISO held by the Participant shall cease to be treated as an ISO and shall be treated for tax purposes as a Nonqualified Stock Option. Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, reserves the right to designate a Participant’s Leave of Absence as “Personal Leave;” provided that military leaves and approved family or medical leaves shall not be considered Personal Leave. No Awards shall be made to a Participant during Personal Leave. Except where prohibited by law, a Participant’s un-Vested Awards shall remain un-Vested during such Personal Leave and the time spent on such Personal Leave shall not count towards the Vesting of such Awards. A Participant’s Vested Stock Options that may be exercised shall remain exercisable upon commencement of Personal Leave until the earlier of (i) a period of one year from the date of commencement of such Personal Leave; or (ii) the remaining exercise period of such Stock Options. Notwithstanding the foregoing, if a Participant returns to the Company from a Personal Leave of less than one year and the Participant’s Stock Options have not lapsed, the Stock Options shall remain exercisable for the remaining exercise period as provided at the time of grant and subject to the conditions contained herein.
14.    NONEMPLOYEE DIRECTOR COMPENSATION
14.1.    Annual Cash Retainer. Each Nonemployee Director will be paid a retainer fee for Service as a member of the Board (the “Annual Retainer”), in an amount that the Board will establish from time to time by resolution, in accordance with the IPG Photonics Corporation Non-Employee Director Compensation Plan (the “Director Plan”). In no event will the sum of the cash portion of the Annual Retainer and any Cash Award to any Participant who is a Nonemployee Director exceed $250,000 in a given period of time beginning on an annual stockholder meeting date and ending on the day immediately preceding the following annual stockholder meeting date.
14.2.    Equity Awards. Each Nonemployee Director will be eligible to receive an Award upon appointment or election to the Board, and annually thereafter, in accordance with the Director Plan and subject to the limit in Section 6.1 and the terms of the applicable Award Agreement.
15.    TAXES
15.1.    Withholding Taxes. Each Participant shall, no later than the date as of which the value of an Award or of any Common Stock or other amount received thereunder first becomes includable in the gross income of the Participant for income tax purposes, pay to the Company, or the applicable Group Company or Affiliate, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes, and non-U.S. or other taxes, of any kind required by law to be withheld by the Company, a Group Company, or an Affiliate with respect to such income. The Company, or the applicable Group Company or Affiliate, shall, to the extent permitted by applicable law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant or to satisfy any applicable withholding obligations by any other method of withholding that the Company, or the applicable Group Company or Affiliate, deems appropriate. The Company’s obligation to deliver stock certificates or evidence of book entry to any Participant is subject to and conditioned on tax withholding obligations being satisfied by the Participant.
15.2.    Use of Common Stock to Satisfy Withholding Obligation. The Committee may require the Company’s, a Group Company’s, or an Affiliate’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Common Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Common Stock includible in income of the Participant. The Committee may also require the Company’s, a Group Company’s, or an Affiliate’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Common Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company, or the applicable Group Company or Affiliate, in an amount that would satisfy the withholding amount due.

15.3.    No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, the Company, a Group Company, or an Affiliate, or any of their directors, officers, agents, or employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state, or local income, estate, or gift tax treatment, will be applicable with respect to amounts paid to or for the benefit of a Participant under the Plan.
16.    AMENDMENT AND TERMINATION
16.1.    Termination of Plan. The Board may suspend or terminate the Plan at any time with or without prior notice; provided, however, that no action authorized by this Section 16.1 shall reduce the amount of any outstanding Award or materially and adversely affect rights under any outstanding Award without the applicable Participant’s consent, except as expressly provided herein.
16.2.    Amendment of Plan. The Board may amend the Plan at any time with or without prior notice; provided, however, that no action authorized by this Section 16.2 shall reduce the amount of any outstanding Award or materially and adversely affect rights under any outstanding Award without the applicable Participant’s consent, except as expressly provided herein. To the extent determined by the Committee to be required under the rules of any securities exchange or market system on which the Common Stock is listed, or by the Code to ensure that ISOs granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company stockholders.
16.3.    Amendment or Cancellation of Award Agreements. The Committee may amend or modify any Award Agreement at any time; provided, however, that (i) no such amendment or modification will materially and adversely affect rights under any outstanding Award without the applicable Participant’s consent, (ii) any such amendment or modification must satisfy the requirements of Section 409A of the Code, as determined by the Committee in its sole discretion, and (iii) in no event will the Committee be permitted to, without the approval of the stockholders of the Company, (A) reduce the Exercise Price of any outstanding Stock Option or SAR, (B) exchange or replace an outstanding Stock Option or SAR with a new Stock Option or SAR with a lower Exercise Price, except pursuant to Section 5.2, (C) cancel a Stock Option or SAR in exchange for cash or other Awards, or (D) take any other action with respect to a Stock Option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Common Stock is listed. In addition, by mutual agreement between the Committee and a Participant or such other persons as may then have an interest therein, Awards may be granted to an Employee, Group Employee, Nonemployee Director, or Independent Contractor in substitution and exchange for, and in cancellation of, any Awards previously granted to such Employee, Group Employee, Nonemployee Director, or Independent Contractor under the Plan, or any award previously granted to such Employee, Group Employee, Nonemployee Director, or Independent Contractor under any other present or future plan of the Company or any present or future plan of an entity which (i) is purchased by the Company, (ii) purchases the Company, or (iii) merges into or with the Company.
16.4.    Certain Amendments. Notwithstanding any provision in the Plan or in any Award Agreement to the contrary, the Board may amend the Plan without the consent of any Participant and the Committee may amend any Award Agreement without the consent of the Participant in order to comply with applicable law, including Sections 409A of the Code, stock exchange listing standards, or accounting rules.
17.    MISCELLANEOUS
17.1.    Other Provisions. Awards granted under the Plan may also be subject to such other provisions (whether or not applicable to an Award granted to any other Participant) as the Committee determines on the Award Date to be appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options, to assist the Participant in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any Stock Option, for the acceleration of Vesting of Awards in the event of a Change in Control of the Company, for the payment of the value of Awards to Participants in the event of a Change in Control of the Company, or to comply with federal and state securities laws, or understandings or conditions as to the Participant’s Service in addition to those specifically provided for under the Plan.
17.2.    Transferability. Each Award granted under the Plan to a Participant shall not be transferable other than by will or the laws of descent and distribution, and Stock Options and SARs shall be exercisable, during the Participant’s lifetime, only by the Participant. In the event of the death of a Participant, each Stock Option or SAR theretofore granted to such Participant shall be exercisable only by the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights under the Stock Option or SAR shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit the transferability of a Stock Option (other than an ISO) by a Participant solely to members of the Participant’s immediate family or trusts or family partnerships or other similar entities for the benefit of such persons, and subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish.
17.3.    Election to Defer Compensation Attributable to Award. The Committee may, in its sole discretion and subject to Section 409A of the Code, allow a Participant to elect to defer the receipt of any compensation attributable to an Award under guidelines and procedures to be established by the Committee after taking into account the advice of the Company’s tax counsel.
17.4.    Listing of Shares and Related Matters. If at any time the Committee shall determine that the listing, registration, or qualification of the shares of Common Stock subject to an Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of, or in connection with, the granting of an Award or the issuance of shares of Common Stock thereunder, such Award may not be exercised, distributed, or paid out, as the case may be, in whole or in part, unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
17.5.    No Right, Title, or Interest in Company Assets. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.
17.6.    No Right to Continued Employment or Service or to Grants. A Participant’s rights, if any, to continue to serve the Company, a Group Company, or an Affiliate as a director, officer, Employee, independent contractor, or otherwise, shall not be enlarged or otherwise affected by such Participant’s designation as a Participant under the Plan, and the Company, or the applicable Group Company or Affiliate, reserves the right to terminate the employment or Service of any Employee or Group Employee or the Services of any Independent Contractor or director at any time. The adoption of the Plan shall not be deemed to give any Employee, Group Employee, Nonemployee Director, Independent Contractor, or any other individual any right to be selected as a Participant or to be granted an Award.
17.7.    Awards Subject to Foreign Laws. The Committee may grant Awards to individual Participants who are subject to the tax laws of nations other than the United States, and such Awards may have terms and conditions as determined by the Committee as necessary to comply, or facilitate compliance, with applicable foreign laws. The Committee may take any action that it deems advisable to obtain approval of such Awards by the appropriate foreign governmental entity; provided, however, that no such Awards may be granted pursuant to this Section and no action may be taken which would result in a violation of the Exchange Act or any other applicable law. The Committee may make such modifications, amendments, procedures, or sub-plans as may be necessary or advisable to comply, or facilitate compliance, with such legal or regulatory provisions. The Committee also may impose conditions on the exercise or Vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.
17.8.    Governing Law. The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law. Participants, the Company, any Group Company, and any Affiliate each submit and consent to the jurisdiction of the courts in the Commonwealth of Massachusetts, County of Worcester, including the federal courts located therein, should federal jurisdiction requirements exist in any action brought to enforce (or otherwise relating to) this Plan or an Award Agreement.
17.11.    Other Agreements. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent any employment, consulting, or other written agreement between the Participant and the Company, a Group Company, or an Affiliate provides Vesting terms or post-termination exercise periods with respect to an Award that are more favorable to the Participant than those set forth in the Plan or an Award Agreement, the Vesting terms or post-termination exercise periods in such employment, consulting, or other written agreement between the Participant and the Company, a Group Company, or an Affiliate shall control.
17.12.    Other Benefits. No Award granted under the Plan shall be considered compensation for purposes of computing benefits under any retirement plan of the Company, a Group Company, or an Affiliate, nor affect any benefits or compensation under any other benefit or compensation plan of the Company, a Group Company, or an Affiliate, now or subsequently in effect.
17.13.    No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Common Stock, Stock Options, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
17.14.    Electronic Delivery of Plan Information and Electronic Signatures. To the extent permitted by applicable law, the Company may deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by applicable securities law) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements). To the extent permitted by applicable law, the Participant’s execution of an Award Agreement may be made by electronic facsimile or other method of recording of the Participant’s signature in a manner that is acceptable to the Committee.
17.15.    Compliance With Code Section 409A. Any provision of the Plan or any Award that is or becomes subject to Section 409A Code will be interpreted and applied consistent with that Section and the applicable Treasury Regulations. Each payment in a series of payments hereunder shall be deemed to be a separate payment for purposes of Section 409A of the Code. If a Participant is a “specified employee” (as such term is defined for purposes of Section 409A of the Code) at the time of such Participant’s termination of Service, no amount that is subject to Section 409A of the Code and that becomes payable by reason of such termination of Service shall be paid to the Participant before the earlier of (i) the expiration of the six (6) month period measured from the date of the Participant’s termination of Service, and (ii) the date of the Participant’s death. With respect to any Award that is or becomes subject to Section 409A of the Code, a termination of Service shall be deemed to occur only if it is a “separation from service” within the meaning of Section 409A of the Code, and references in the Plan and any Award Agreement to “termination,” “termination of employment,” or like terms shall mean a “separation from service.” A separation from Service shall be deemed to occur if it is anticipated that the level of Services the Participant will perform after a certain date (whether as an Employee or as an Independent Contractor) will permanently decrease to no more than twenty percent (20%) of the average level of Services provided by the Participant in the immediately preceding thirty-six (36) months. With respect to any Award that is or becomes subject to Section 409A of the Code, a Change in Control will only be deemed to have occurred only upon a change in control event described in Section 409A of the Code and Treasury Regulations §1.409A-3(i)(5).
17.16.    Compensation Recovery Policy. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy or policies adopted by the Board or Committee and as in effect from time to time, including the Company’s Incentive Based Compensation Recoupment Policy (as such policy may be amended and/or restated from time to time); and (ii) applicable law.